FOR IMMEDIATE RELEASE

HARVEST NATURAL RESOURCES ANNOUNCES SECOND QUARTER 2006 RESULTS

• Mixed Company Conversion Affects Venezuela Financial Reporting
• Charge for Venezuelan Tax Settlement

HOUSTON, Texas (August 9, 2006) – Harvest Natural Resources, Inc. (NYSE: HNR) today announced a 2006 second quarter loss of $50.3 million, or $1.35 per diluted share compared with net income of $14.2 million, or $0.37 per diluted share, for the 2005 second quarter.

The loss for the quarter is due to the inability to recognize equity earnings or revenue for producing operations in Venezuela in the second quarter and a charge of $61 million for the estimated impact for additional taxes and related interest in Venezuela for 2001 through 2006. Without the charge for additional taxes and related interest the loss for the quarter would have been $1.9 million, or $0.05 per diluted share. Beginning with the second quarter, Harvest Natural Resources, Inc. (the “Company”) is not able to include the results of its producing operations in Venezuela in its consolidated financial statements under Generally Accepted Accounting Principles (GAAP) until the anticipated conversion to a mixed company is completed.

The Company had a loss of $36.4 million, or $0.98 per diluted share, for the six months ended June 30, 2006 compared with earnings of $32.2 million, or $0.84 per diluted share, for the same period last year.

Harvest President and Chief Executive Officer, James A. Edmiston, said, “All companies that had operating service agreements in Venezuela have been delayed in completing their conversions to the mixed companies. This has left Harvest in an unusual state of flux with respect to financial reporting. Progress is being made, but we are disappointed the process is not yet complete. While we believe it is a matter of time until our conversion is finished and the accounts between us and PDVSA are reconciled, we continue to incur expenses as we fund operations without a recognized contractual means to recover costs or be paid for deliveries of oil and gas.”

The Company’s 80 percent owned affiliate; Harvest Vinccler C.A. (HVCA) signed a Memorandum of Understanding (MOU) with Corporación Venezolana del Petroleo S.A. (CVP) on March 31, 2006 to convert its operating service agreement to a mixed company subject to certain conditions. The MOU provides that HVCA will own 40 percent of the shares of the mixed company (32 percent net to Harvest) and CVP will own the remaining 60 percent. In April 2006, the Venezuelan National Assembly passed legislation terminating all operating service agreements and directing the government to take over the operations carried out by the private companies without prejudice to the incorporation of mixed companies for that purpose. By taking this action before conversion to the mixed company has been completed, the government of Venezuela has effectively created a contractual void whereby the Company has no recognized agreement setting out its rights or obligations within Venezuela. Accordingly, under GAAP, the Company is not able to include the results of its Venezuelan producing operations in its consolidated financial statements until the conversion has been completed. HVCA continues in the day-to-day operations of its properties in Venezuela and continues to incur expenses in doing so; however, there are no contractual means recognized by PDVSA to address revenues or costs and expenses during the period prior to the conversion to the mixed company. If completed, the MOU provides that upon conversion to the mixed company, there will be an economic adjustment as if the conversion had been completed on April 1, 2006.

In July 2005, SENIAT, the Venezuelan income tax authority, issued a preliminary tax assessment to HVCA of 202 billion Bolivars, or approximately $94 million, related to 2001 through 2004. HVCA determined not to contest two elements of the claim and made payments totaling 11.3 billion Bolivars, or $5.3 million, in August and September, 2005. As a result of meetings with the SENIAT, an agreement in principle has been reached which, when implemented, should settle all the SENIAT tax claims for 2001 through 2004 and provide a basis for final adjustment to HVCA’s 2005 and 2006 tax years. The primary basis for the settlement will be the retroactive tax rate increase from 34 percent to 50 percent. As a result of the agreement in principle, HVCA took a charge in the second quarter 2006 of $61 million for additional taxes and interest for the estimated impact of the resolution of these tax issues from 2001 through 2006. Resolution of the tax claims is a necessary step in the transition of HVCA’s operations to a Mixed Company.

For the quarter ended June 30, 2006, certain operating statistics (on a 100% basis) for the fields operated by Harvest Vinccler are as follows:

•	Production of 1.8 million barrels of oil and 3.9 billion cubic fee of natural gas. Average daily production for the quarter was 27,000 barrels of oil equivalent.

•	$0.3 million was spent on capital and cash operating costs were $8.9 million.

•	Crude oil prices that would be paid for the oil production if the conversion contract were in place cannot be calculated as several elements of the pricing formula have not been set. Market prices for crude oil of the type produced in the fields operated by Harvest Vinccler averaged approximately $50 a barrel for the quarter ended June 30, 2006. The price for natural gas that would be paid under the conversion contract is $1.54 per thousand cubic feet.

•	Taxes and royalties for the Mixed Company will be 50 percent and 33 percent, respectively.

Edmiston continued, “While we cannot predict the timing or ultimate outcome of the conversion process, we continue to assess and consider all alternatives for our Venezuelan assets including a possible sale or exchange of our interests. The alternatives available to us are limited and are subject to a number of significant variables including finalizing the additional consideration and the timing of the completion of the conversion to the mixed company.”

Harvest will hold an earnings conference call today at 10:00 a.m. Central Time to discuss 2006 second quarter results. To access the call, dial 785-832-2422, conference ID: Harvest, five to ten minutes prior to the start time. A recording of the conference call will also be available for replay at 402-220-4945. To listen to the live webcast of the call, please visit our website at www.harvestnr.com.

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent oil and gas development and production company with principal operations in Venezuela and an office in Russia. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:
Steven W. Tholen Senior Vice President, Chief Financial Officer (281) 899-5714	Amanda M. Koenig Investor Relations (281) 899-5716

“This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2005 Annual Report on Form 10-K and subsequent reports.”

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS*
($ millions, unaudited)
		June 30,	December 31,
		2006	2005
ASSETS:

CURRENT ASSETS:
Cash and equivalents		226.7	$163.0
Accounts and notes receivable		12.8	71.7
Advances to provisional equity affiliate		9.2	-
Deferred income taxes		5.6	3.1
Prepaid expenses and other		1.4	2.1

Total current assets		255.7	239.9

OTHER ASSETS		0.7	1.6
INVESTMENT IN PROVISIONAL EQUITY AFFILIATE		145.7	-

PROPERTY AND EQUIPMENT, net		3.3	159.3

	TOTAL ASSETS	405.4	$400.8

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable, trade and other		$3.4	$0.4
Accounts payable, related party		9.4	9.2
Accrued expenses		9.2	18.4
Accrued interest		18.3	2.6
Deferred revenue		11.2	6.7
Income taxes payable		54.5	18.9
Current portion of long-term debt		2.6	5.5

Total current liabilities		108.6	61.8

COMMITMENTS AND CONTINGENCIES		-	-
ASSET RETIREMENT PROVISION		-	2.1
MINORITY INTEREST		32.3	39.4

STOCKHOLDERS’ EQUITY:
Common stock and paid-in capital		192.0	188.6
Retained earnings		76.3	112.7
Treasury stock		(3.8)	(3.8)

Total stockholders’ equity		264.5	297.5

	TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	405.4	$400.8
- - -

*Results do not reflect our Venezuelan operations due to the inability to report results for the second quarter 2006 as the conversion of the Operating Service Agreement to the Mixed Company has not been finalized.

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per BOE and per share amounts, unaudited)
THREE MONTHS ENDED:	June 30, 2006	June 30, 2005

Barrels of oil sold		2,127
MMCF of gas sold		6,582
Total BOE		3,225

Average price/barrel		$23.34
Average price/mcf		$1.03

REVENUES:
Oil sales	$327	$49,662
Gas sales	7	6,780
	334	56,442

EXPENSES:
Operating expenses	672	8,763
Depletion and amortization	—	9,624
Depreciation	70	621
General and administrative	6,876	5,867
Taxes other than on income	178	1,332
	7,796	26,207

INCOME (LOSS) FROM OPERATIONS	(7,462)	30,235

OTHER NON-OPERATING INCOME (EXPENSE)
Investment income and other	2,320	487
Interest expense	(15,735)	(210)
Net loss on exchange rates	(4)	—
	(13,419)	277

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	(20,881)	30,512
Income tax expense	40,810	11,959

INCOME (LOSS) BEFORE MINORITY INTERESTS	(61,691)	18,553
Minority interest in consolidated subsidiary companies	(11,409)	4,402

NET INCOME (LOSS)	($50,282)	$14,151

NET INCOME (LOSS) PER COMMON SHARE:
Basic	($1.35)	$0.38
Diluted	($1.35)	$0.37

Weighted average shares outstanding:
Basic	37.2 million	36.9 million
Diluted	39.0 million	38.5 million

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per BOE and per share amounts, unaudited)
SIX MONTHS ENDED:	June 30, 2006	June 30, 2005

Barrels of oil sold	1,894	4,658
MMCF of gas sold	4,506	13,850
Total BOE	2,645	6,966

Average price/barrel	$28.96	$22.15
Average price/mcf	$1.03	$1.03

REVENUES:
Oil sales	$54,858	$103,163
Gas sales	4,648	14,265
	59,506	117,428

EXPENSES:
Operating expenses	9,241	17,651
Depletion and amortization	9,918	20,795
Depreciation	458	1,119
General and administrative	13,745	10,889
Taxes other than on income	2,577	3,053
	35,939	53,507

INCOME FROM OPERATIONS	23,567	63,921

OTHER NON-OPERATING INCOME (EXPENSE)
Investment income and other	4,381	1,026
Interest expense	(15,854)	(452)
Net gain (loss) on exchange rates	(6)	2,757
	(11,479)	3,331

INCOME BEFORE INCOME TAXES AND MINORITY
INTERESTS	12,088	67,252
Income tax expense	55,572	25,492

INCOME (LOSS) BEFORE MINORITY INTERESTS	(43,484)	41,760
Minority interest in consolidated subsidiary companies	(7,070)	9,574

NET INCOME (LOSS)	($36,414)	$32,186

NET INCOME (LOSS) PER COMMON SHARE:
Basic	($0.98)	$0.87
Diluted	($0.98)	$0.84

Weighted average shares outstanding:
Basic	37.1 million	36.9 million
Diluted	38.7 million	38.5 million

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)
		Three Months Ended June 30,		Six Months Ended June 30,
		2006	2005	2006	2005
Cash Flows From Operating Activities:
	Net income (Loss)	($50,282)	$14,151	($36,414)	$32,186
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depletion, depreciation and amortization	70	10,245	10,376	21,914
	Deferred compensation expense	—	(67)	—	(515)
	Non-cash compensation related charges	1,476	970	2,524	1,826
	Minority interest in consolidated subsidiary companies	(11,409)	4,402	(7,070)	9,574
	Deferred income taxes	(2,557)	—	(2,557)	—
	Changes in operating assets and liabilities:
	Accounts and notes receivable	56,538	(6,003)	58,860	(11,017)
	Advances to provisional equity affiliate	(9,186)	-	(9,186)	-
	Prepaid expenses and other	369	330	705	(504)
	Commodity hedging contract	—	3,726	—	7,412
	Accounts payable	(345)	(469)	3,044	(4,172)
	Accounts payable, related party	139	—	233	(1,952)
	Accrued expenses	(3,685)	219	(9,270)	(7,750)
	Accrued interest	15,583	(71)	15,628	(71)
	Deferred revenue	2,241	—	4,489	—
	Provision for asset retirement liability	-	(4)	24	50
	Income taxes payable	40,955	(11,629)	35,628	(4,056)

	Net Cash Provided By Operating Activities	39,907	15,800	67,014	42,925
-	-
Cash Flows From Investing Activities:
	Additions of property and equipment	(15)	(7,394)	(1,473)	(13,909)
	Investment in provisional equity affiliate	(347)	-	(347)	-
	Investment costs	634	1,253	539	149
	Net Cash Provided By (Used In) Investing Activities	272	(6,141)	(1,281)	(13,760)
-	-
Cash Flows From Financing Activities:
	Net proceeds from issuances of common stock	834	(56)	849	302
	Payments on long-term debt	—	(3,184)	(2,884)	(4,475)
	Net Cash Provided By (Used In) Financing Activities	834	(3,240)	(2,035)	(4,173)
-	-
	Net Increase in Cash	41,013	6,419	63,698	24,992
Cash and Cash Equivalents at Beginning of Period		185,704	103,173	163,019	84,600
Cash and Cash Equivalents at End of Period		$226,717	$109,592	$226,717	$109,592